Exhibit 99.1

NEWS RELEASE

Contact:	Deric Eubanks	Jordan Jennings	Joseph Calabrese
	Chief Financial Officer	Investor Relations	Financial Relations Board
	(972) 490-9600	(972) 778-9487	(212) 827-3772

BRAEMAR HOTELS & RESORTS ANNOUNCES HOTEL RE-OPENING PLANS AND CREDIT FACILITY AMENDMENT

Company Also Completes Forbearance Agreements on Five Loans

DALLAS, June 11, 2020 – Braemar Hotels & Resorts Inc. (NYSE: BHR) (the “Company” or “Braemar”), announced today that seven of its hotels are currently open and planned June re-opening dates for another four hotels.

The following hotels are currently open:

Ritz-Carlton Sarasota

The Notary Hotel

Hilton La Jolla Torrey Pines

Pier House Resort

Bardessono Hotel

Hotel Yountville

Chicago Sofitel Magnificent Mile

The Company also announced the following planned re-opening dates in June:

Park Hyatt Beaver Creek – June 12

Ritz-Carlton St. Thomas – June 15

Ritz-Carlton Lake Tahoe – June 19

Seattle Marriott Waterfront – June 25

The Company also announced that it has closed on an amendment to its corporate credit facility. With a paydown of $10 million, the amendment converted the $75 million corporate credit facility into a $65 million term loan with the same maturity date of October 25, 2022. The amendment also provides a waiver on the majority of the covenants through the first quarter of 2021.

Additionally, the Company announced that it has signed forbearance agreements on five loans including its mortgage loans on the Hotel Yountville, Bardessono Hotel, Ritz-Carlton Lake Tahoe, Ritz-Carlton Sarasota, and Pier House Resort. The forbearance agreements allow the Company to defer interest on the loans for an initial period of three months and up to six months subject to certain conditions. The forbearance agreements also allow the Company to utilize lender and manager held reserve accounts, which are included in restricted cash on the Company’s balance sheet, in order to fund operating shortfalls at the hotels.

“We are happy to report that several of our hotels have resumed operations, and we have established planned re-opening dates for the vast majority of the other hotels in our portfolio,” commented Richard J. Stockton, Braemar’s President and Chief Executive Officer. “We are also pleased with the progress we have made on our forbearance agreements and the completion of our credit facility amendment. We are very appreciative of our corporate banking relationships and how they have partnered with us to get through this very difficult time in the lodging industry. We continue to work with our lenders and special servicers to address the remaining defaults in the very short term and are focused on getting our hotels back up and running and providing exceptional experiences and hospitality to our guests.”

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Braemar Hotels & Resorts is a real estate investment trust (REIT) focused on investing in luxury hotels and resorts.

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Certain statements and assumptions in this press release contain or are based upon "forward-looking" information and are being made pursuant to the safe harbor provisions of the federal securities regulations. When we use the words "will likely result," "may," "anticipate," "estimate," "should," "expect," "believe," "intend," or similar expressions, we intend to identify forward-looking statements. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Braemar’s control.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: the impact of COVID-19 on our business and investment strategy; anticipated or expected purchases or sales of assets; our projected operating results; completion of any pending transactions; our ability to obtain future financing arrangements or restructure existing property level indebtedness; our understanding of our competition; market trends; projected capital expenditures; and the impact of technology on our operations and business. Such forward-looking statements are based on our beliefs, assumptions, and expectations of our future performance taking into account all information currently known to us. These beliefs, assumptions, and expectations can change as a result of many potential events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, results of operations, plans, and other objectives may vary materially from those expressed in our forward-looking statements. You should carefully consider this risk when you make an investment decision concerning our securities. These and other risk factors are more fully discussed in Braemar’s filings with the Securities and Exchange Commission.

The forward-looking statements included in this press release are only made as of the date of this press release. The Company can give no assurance that these forward-looking statements will be attained or that any deviation will not occur. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.